STRUCTURING FEE AGREEMENT
                           -------------------------

                                                            September [__], 2015

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281-8098


Ladies and Gentlemen:

      Reference is made to the Underwriting Agreement dated September [__] 2015 (the "Underwriting Agreement"), by and among First Trust Dynamic Europe Equity Income Fund (the "Trust"), First Trust Advisors L.P. (the "Adviser"), Henderson Global Investors (North America) Inc. (the "Investment Sub-Adviser"), Henderson Investment Management Limited (the "Sub-Sub-Adviser," and together with the Adviser and the Investment Sub-Adviser, the "Companies") and each of the Underwriters named in Schedule A thereto, with respect to the issue and sale of the Trust's common shares of beneficial interest (the "Offering"), as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

      1. Fee. In consideration of your services in offering advice relating to the distribution of the Trust's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), the Companies shall pay a fee to you in the aggregate amount of $[__] (the "Fee"), of which $[__] shall be paid by the Adviser and $[__] shall be paid by the Investment Sub-Adviser. The Fee shall be paid on September [__], 2015. The payment shall be made by wire transfer to the order of RBC Capital Markets, LLC. The Companies acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Trust in the Offering, which services are distinct from and in addition to the marketing services rendered in connection with the advice described above. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

      2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

      3. Indemnification. The Companies agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Not an Investment Adviser; No Fiduciary Duty. The Companies acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Companies. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Companies or the Companies as your agent or employee, and neither party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Companies and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Companies or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Companies have the authority to waive such duties and liabilities. Furthermore, each Company agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Company on related or other matters).

      5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

      6. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

      7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

                                 [END OF TEXT]

     This Agreement shall be effective as of the date first written above.


                                            FIRST TRUST ADVISORS L.P.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON GLOBAL INVESTORS (NORTH
                                              AMERICA) INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON INVESTMENT MANAGEMENT
                                              LIMITED


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Agreed and Accepted:


RBC CAPITAL MARKETS, LLC



By:
    --------------------------------
    Name:
    Title:



               [Signature Page to RBC Structuring Fee Agreement]

                                                      DRAFT - SEPTEMBER 11, 2015


                           INDEMNIFICATION AGREEMENT
                           -------------------------

                                                                   June 30, 2015


RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281-8098


Ladies and Gentlemen:

      In connection with the engagement of RBC Capital Markets, LLC ("RBCCM") to advise and assist the undersigned, First Trust Advisors L.P., together with its affiliates and subsidiaries (the "Adviser"), Henderson Global Investors (North America) Inc., together with its affiliates and subsidiaries (the "Investment Sub-Adviser"), and Henderson Investment Management Limited, together with its affiliates and subsidiaries (the "Sub-Sub-Adviser," and together with the Adviser and the Investment Sub Adviser, the "Companies"), with respect to the matters set forth in the Structuring Fee Agreement dated [__], 2015 between the Companies and RBCCM (the "Agreement"), in the event that RBCCM, any of its affiliates, each other person, if any, controlling RBCCM or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (RBCCM and each such other person or entity being referred to as an "Indemnified Party") becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed under the Agreement, the Companies agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including fees and expenses of counsel to the Indemnified Parties, with respect to the services performed under the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the Agreement, the Companies will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Counsel to the indemnified parties shall be selected by such indemnified party. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure so to notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which it may have otherwise on account of this

Indemnification Agreement. The Companies may participate at its own expense in the defense of any such action; provided, however, that counsel to the Companies shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties. No Company nor any member of a Company's Board of Directors shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

      If such indemnification were not to be available for any reason, the Companies agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their stockholders, members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their stockholders, members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Companies agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their stockholders, members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Companies or its stockholders, members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which RBCCM has been retained to perform services bears to the fees paid to RBCCM under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by RBCCM pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by RBCCM (or its employees or other agents), on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Companies if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Companies were not guilty of such fraudulent misrepresentation. The foregoing Indemnification Agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

      The Companies agrees that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses reasonably incurred by the Companies resulted primarily from the bad faith, gross negligence or willful misconduct of RBCCM in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE MATTERS CONTEMPLATED BY THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST RBCCM OR ANY INDEMNIFIED PARTY. EACH COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the RBCCM's engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                            Very truly yours,


                                            FIRST TRUST ADVISORS L.P.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON GLOBAL INVESTORS (NORTH
                                              AMERICA) INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON INVESTMENT MANAGEMENT
                                              LIMITED


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Agreed and Accepted:


RBC CAPITAL MARKETS, LLC



By:
    --------------------------------
    Name:
    Title:


               [Signature Page to RBC Indemnification Agreement]